UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2021

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25B Vreeland Road, Suite 300, Florham Park, NJ 07932
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐  No ☐

Item 1.01.          Entry into a Material Definitive Agreement

On June 15, 2021, PDS Biotechnology Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. acting as the sole bookrunning manager and as representative of the underwriters named therein (the “Underwriters”) relating to the issuance and sale of 5,294,118 shares of the Company’s common stock, par value $0.00033 per share (the “Offering”). The price to the public in the Offering is $8.50 per share, before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 794,117 shares of common stock. The net proceeds to the Company from the Offering are expected to be approximately $41.7 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of its option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on June 17, 2021, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-240011) which became effective on July 31, 2020, as supplemented by a preliminary and final prospectus supplement thereunder, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares of the Company’s common stock in the Offering is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

Item 8.01.          Other Events.

On June 14, 2021, the Company issued a press release announcing that it had commenced the Offering, and on June 15, 2021, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

On June 15, 2021, the Underwriters notified the Company of the exercise in full of the option to purchase the additional 794,117 shares of common stock. The total net proceeds to the Company from the Offering are expected to be approximately $48.0 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, including the exercise by the Underwriters of its option to purchase additional shares of common stock.

 Item 9.01          Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 15, 2021, by and among PDS Biotechnology Corporation and Cantor Fitzgerald & Co.

5.1	Opinion and Consent of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated June 14, 2021, titled “PDS Biotech Announces Proposed Offering of Common Stock”

99.2	Press Release, dated June 15, 2021, titled “PDS Biotech Prices Public Offering of Common Stock”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: June 16, 2021	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer